UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-53530
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-61334
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-89834
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-105538
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-113938
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-117734
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-122818
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-133058
UNDER
THE SECURITIES ACT OF 1933

VERMILLION, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-059-5156
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
47350 Fremont Blvd.
Fremont, California 94538
(510) 226-2800
(Address of principal executive offices) (Zip Code)

1993 Stock Option Plan
2000 Stock Plan
2000 Employee Stock Purchase Plan
(Full title of the Plans)

Gail S. Page
Executive Chair of the Board of
Directors
47350 Fremont Blvd.
Fremont, California 94538
(Name and address of agent for service)
(510) 226-2800
(Telephone number, including area code, of agent for service)

With copies to:
Robert A. Claassen, Esq.
Paul, Hastings, Janofsky & Walker LLP
1117 S. California Avenue
Palo Alto, California 94304
(650) 320-1800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT
     This Post-Effective Amendment relates to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):
1.	Registration Statement No. 333-53530 registering 1,507,216 shares of common stock for the 1993 Stock Option Plan, 1,075,000 shares of common stock for the 2000 Stock Plan, and 215,000 shares of common stock for the 2000 Employee Stock Purchase Plan

2.	Registration Statement No. 333-61334 registering 325,000 shares of common stock for the 2000 Stock Plan

3.	Registration Statement No. 333-89834 registering 1,150,000 shares of common stock for the 2000 Stock Plan and 150,000 shares of common stock for the 2000 Employee Stock Purchase Plan

4.	Registration Statement No. 333-105538 registering 1,100,000 shares of common stock for the 2000 Stock Plan and 250,000 shares of common stock for the 2000 Employee Stock Purchase Plan

5.	Registration Statement No. 333-113938 registering 1,400,000 shares of common stock for the 2000 Stock Plan and 290,795 shares of common stock for the 2000 Employee Stock Purchase Plan

6.	Registration Statement No. 333-117734 registering 250,000 shares of common stock for the 2000 Employee Stock Purchase Plan

7.	Registration Statement No. 333-122818 registering 900,000 shares of common stock for the 2000 Stock Plan and 180,000 shares of common stock for the 2000 Employee Stock Purchase Plan

8.	Registration Statement No. 333-133058 registering 1,300,000 shares of common stock for the 2000 Stock Plan and 170,000 shares of common stock for the 2000 Employee Stock Purchase Plan
     This Post-Effective Amendment to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 8, 2009.

VERMILLION, INC.
By:	/s/ Gail S. Page
	Name:	Gail S. Page
	Title:	Executive Chair of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gail S. Page Gail S. Page	Executive Chair of the Board of Directors	April 8, 2009

/s/ John F. Hamilton John F. Hamilton	Director	April 9, 2009